UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

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LCA-Vision Inc.

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LCA-VISION INC.

7840 Montgomery Road

Cincinnati, OH  45236

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 19, 2003

TO THE STOCKHOLDERS OF LCA-VISION INC.:

You are cordially invited to attend the Annual Meeting of the Stockholders of LCA-Vision Inc. to be held on May 19, 2003, at 10:00 a.m. at The Queen City Club, 331 East Fourth Street, Cincinnati, Ohio 45202, for the purpose of considering and acting on the following:

1)

Election of four directors to serve until the 2004 Annual Meeting

2)

Transaction of such other business as may properly come before the meeting or any adjournment thereof

Stockholders of record at the close of business on April 7, 2003 will be entitled to vote at the meeting.

By Order of the Board of Directors

Sandra F.W. Joffe

Secretary

4/14/03

IMPORTANT

A Proxy Statement and proxy are submitted herewith.  We urge you to complete and mail the proxy promptly whether or not you plan to attend this Annual Meeting in person.  The enclosed envelope for return of proxy requires no postage if mailed in the U.S.A.  If you choose to attend the meeting in person, you may nevertheless personally vote on all matters which are considered.  It is important that your shares be voted.  In order to avoid the additional expense to the Company of further solicitation, we ask your cooperation in mailing your proxy promptly.

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PROXY STATEMENT

LCA-VISION INC.

7840 Montgomery Road

Cincinnati, OH  45236

May 19, 2003

INTRODUCTION

The Board of Directors of LCA-Vision Inc. is soliciting the enclosed form of proxy for our Annual Meeting of Stockholders to be held on May 19, 2003.  Each of the 10,743,109 shares of our common stock outstanding on April 7, 2003, the record date of this meeting, is entitled to one vote on all matters coming before the meeting.  Only stockholders of record on our books at the close of business on April 7, 2003 will be entitled to vote at the meeting, either in person or by proxy.  We are mailing this Proxy Statement to our stockholders on or about April 14, 2003.

The enclosed form of proxy, or proxy card, names two of our officers, Stephen N. Joffe and Alan H. Buckey, as the individuals who will vote the shares as instructed by the stockholders who choose to submit proxies.  If you submit a signed proxy without affirmatively designating how you wish to be voted, Mr. Joffe and Mr. Buckey will vote your shares in favor of all matters presented to the stockholders.  If you grant a proxy, you may later revoke it by giving a written notice to our Secretary, Sandra F.W. Joffe, prior to the meeting or by giving notice at the meeting itself at any time before your shares have actually been voted by means of the proxy.

We are soliciting proxies from our stockholders principally by mail, but we may also have our directors, officers and other regular employees solicit proxies in person or by telephone or other means.  If these persons do assist in the proxy solicitation process, we will not compensate them over and above their regular salaries for doing so.  We ask that brokers, banks and others who hold stock in streetname or in trust send our proxy materials to the beneficial owners of the stock.  We will reimburse them for any reasonable costs they may incur in forwarding materials to the beneficial owners.  We will bear all expenses incurred in soliciting the enclosed forms of proxy.

Our Annual Report for the fiscal year ended December 31, 2002 is enclosed with this Proxy Statement.

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ELECTION OF DIRECTORS

The stockholders at the 2003 Annual Meeting will elect four directors, each of whom will hold office until the 2004 Annual Meeting of Stockholders.  The individuals named in the proxy will vote for the election of only the four nominees named, and only four directors will be elected.

All of the nominees are currently serving as members of the Board of Directors.  While our management has no reason to believe that any of the nominees will, prior to the date of the meeting, refuse or be unable to accept their nominations, if any of them should refuse or become unable to accept, the proxies will be voted for the election of such substitute nominee, if any, as may be recommended by the Board of Directors.  Nominees receiving the four highest totals of votes cast in the election will be elected as directors.  Proxies which are returned to us will be voted in favor of the four nominees specified below unless otherwise instructed by the stockholders.  Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election.

Directors are elected annually and serve one-year terms.  Information with respect to each of the four nominees is as follows:

Stephen N. Joffe, age 60, is LCA-Vision's Chairman of the Board and CEO.  He was the founder of the Company's corporate predecessor, Laser Centers of America, Inc. and served as its Chairman of the Board and Chief Executive Officer from its founding in 1985 until its merger into the Company in 1995.  In addition, he is an Esteemed Quondam Professor of Surgery at the University of Cincinnati Medical Center, a position he has held since 1990.  He was a full-time Professor of Surgery at the University of Cincinnati Medical Center for nine years prior to 1990.  He has held faculty appointments at the Universities of London, Glasgow and Cincinnati, and holds fellowships of the American College of Surgeons and the Royal College of Surgeons of Edinburgh and Glasgow.

William O. Coleman, age 74, is a director and formerly held positions at The Procter & Gamble Company from 1955-1988 that included General Sales Manager, Vice President Food Products, International/Latin America, and Special Projects.  After his retirement, Mr. Coleman served as a Trustee of The Procter & Gamble Retirement Trusts through June 2000.  He currently serves on the board of Touchstone family of funds.  He has served as a director of the Company since 1997.

John H. Gutfreund, age 73, is a director and Senior Managing Director of C.E. Unterberg, Towbin, an investment partnership for high-growth technology companies.  Formerly, Mr. Gutfreund was with Salomon Brothers from 1953-1991, most recently as its Chairman.  Mr. Gutfreund is:  director, Montefiore Medical Center, New York City and a member of the Executive Committee; member, Council on Foreign Relations; member, the Board of Trustees, New York Public Library, Astor, Lenox and Tilden Foundations; honorary trustee, Oberlin (Ohio) College; chairman, Aperture Foundation; and director of AccuWeather, Inc., Ascent Assurance, Inc., Evercel, Inc., Maxicare Health Plans, Inc. and Nutrition 21, Inc.  He has served as a director of the Company since 1997.

John C. Hassan, age 60, is a director and has been the President of Champion Printing, Inc. for more than 11 years.  Previously, he was Vice President, Marketing, of the Drackett Company, a division of Bristol-Myers Squibb. He currently serves on the boards of the Ohio Graphics Arts Health Fund, the Printing Industries of Ohio and Northern Kentucky and the Madeira/Indian Hill Fire Co.  He has served as a director of the Company since 1996.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

In the fiscal year ended December 31, 2002, the Board of Directors met on four occasions.  Each incumbent director during the last fiscal year attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director) and (ii) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served).  The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee.

The Audit Committee recommends to the entire Board of Directors the independent auditors to be retained by LCA-Vision, consults with the independent auditors with respect to their audit plans, reviews their audit report and any management letters issued by them, and consults with the independent auditors with regard to financial reporting and the adequacy of internal controls.  The Audit Committee held four meetings in 2002.  Its membership consists solely of independent directors.  Its present members are Messrs. Coleman, Gutfreund and Hassan.

The Compensation Committee recommends to the entire Board of Directors the compensation arrangements for our executive officers and administers our stock option plans.  The Compensation Committee held four meetings in 2002.  Its membership consists solely of independent directors.  Its present members are Messrs. Coleman and Gutfreund.

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EXECUTIVE OFFICERS

Stephen N. Joffe, age 60, is LCA-Vision's Chairman of the Board and CEO.  He was the founder of the Company's corporate predecessor, Laser Centers of America, Inc. and served as its Chairman of the Board and Chief Executive Officer from its founding in 1985 until its merger into the Company in 1995.  In addition, he is an Esteemed Quondam Professor of Surgery at the University of Cincinnati Medical Center, a position he has held since 1990.  He was a full-time Professor of Surgery at the University of Cincinnati Medical Center for nine years prior to 1990.  He has held faculty appointments at the Universities of London, Glasgow and Cincinnati, and holds fellowships of the American College of Surgeons and the Royal College of Surgeons of Edinburgh and Glasgow.

Joseph B. Dzialo, age 48, serves as President and Chief Operating Officer at LCA-Vision Inc.  Mr. Dzialo joined LCA-Vision from Nine West Group, acquired by Jones Apparel Group (NYSE: JNY), where he was President of the Wholesale Division of Easy Spirit Footwear.   Prior to joining Nine West Group in 1995, Joe held several senior positions with U.S. Shoe Corporation, where he was responsible for developing and implementing marketing objectives, strategies and plans and helped grow total division sales and enhance comparable store sales.  Previously, Mr. Dzialo spent 12 years at The Procter & Gamble Company, where he worked in several capacities including manufacturing, product development and advertising.

Mr. Dzialo joined LCA-Vision Inc. in September 1999 as Executive Vice President of Operations, and became President and Chief Operating Officer in January 2001.

Alan H. Buckey, age 44, is Executive Vice President/Finance and Chief Financial Officer for LCA-Vision. Mr. Buckey came to LCA-Vision from Pease Industries, a $70 million manufacturing company based in Fairfield, Ohio, where he served as vice president, finance, from 1991.  He also served as CFO of the Hilltop Companies, a contract laboratory research firm, and as a senior manager with Ernst & Young’s Great Lakes Consulting Group.  While at Ernst & Young, he was named acting CFO of a start-up laser surgery management company which was the predecessor of LCA-Vision.  Alan began his financial career with the RCA Corporation after graduating from the Wharton School, University of Pennsylvania with an MBA in Finance.

Mr. Buckey joined LCA-Vision Inc. in March 2000, and became Executive Vice President in January 2001.

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EXECUTIVE COMPENSATION

Summary

The following table summarizes, for the fiscal years indicated, all annual compensation earned by or granted to our Chairman and the only other executive officers whose compensation exceeded $100,000 for all services rendered to the Company in all capacities (the "named executives") during the last fiscal year:

				Long-Term Compensation Awards

	Annual Compensation			Securities Underlying	All Other
Name and Principal Position	Year	Salary	Bonus ($)	Options (# Shares)	Compensation

Stephen N. Joffe	2002	$300,000	--	--	48,772(1)
Chairman,	2001	300,000	--	--	49,666(1)
Chief Executive Officer	2000	283,000	--	--	49,595(1)

Joseph B. Dzialo	2002	228,000	--	15,000	--
President and	2001	228,000	--	15,000	--
Chief Operating Officer	2000	215,883	47,500	25,000	--

Alan H. Buckey	2002	175,000	--	15,000	--
Executive Vice President/Finance,	2001	175,000	--	15,000	--
Chief Financial Officer	2000	125,000(2)	--	30,000	--

1) Includes the following benefits:
		2002	2001	2000
Funding for life insurance trust		$45,911	$45,911	45,911
Life insurance and long-term disability		2,861	3,755	3,684
Total		$48,772	$49,666	49,595

2) Partial year salary. Mr. Buckey commenced his employment with the Company in March 2000.

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Stock Options

The following table sets forth information regarding stock options granted to the named executives during 2002:

Option Grants in Last Fiscal Year

					Potential Realizable
	Number of	% of Total			Value at Assumed
	Securities	Options			Annual Rates of Stock
	Underlying	Granted to	Exercise or		Price Appreciation for
	Options	Employees in	Base Price	Expiration	Option Term
Name	Granted(1)	Fiscal Year(2)	$/Share	Date	5% ($)	10% ($)

Stephen N. Joffe	0	--	--	--	--	--

Joseph B. Dzialo	15,000	9.1%	$5.32	2/26/2012	$50,186	$127,181

Alan H. Buckey	15,000	9.1%	$5.32	2/26/2012	$50,186	$127,181

1) Generally, all such options first become exercisable over a period of up to three years and are exercisable in full thereafter until the option expires. The option exercise price is not adjustable over the 10-year term of the options except due to stock splits and similar occurrences affecting all outstanding stock.

2) The percentage shown in the above table reflects the ratio of the total options granted to the named person during the fiscal year over the total options granted to all employees during the fiscal year.

The following table sets forth information regarding the value of unexercised in-the-money options held by the named executives as of December 31, 2002:

Aggregated Options Exercised in Last Fiscal Year and Fiscal Year-End Option Values

	Shares		Number of Securities		Value of Unexercised
	Acquired		Underlying Unexercised		In-the-Money Options
	on	Value	Options at FY-End		at FY-End ($)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Stephen N. Joffe	--	--	187	--	--	--

Joseph B. Dzialo	--	--	80,000	25,000	--	--

Alan H. Buckey	--	--	26,250	33,750	--	--

Director Compensation

Our non-employee directors are paid cash fees of $5,000 per calendar quarter plus reimbursement of related out-of-pocket expenses. In addition, they receive stock option grants under our 1998 Long-Term Stock Incentive Plan.  Under this plan, a non-employee director receives a grant of options to purchase 18,750 shares of common stock upon his or her election or appointment to the Board and is entitled thereafter to an annual grant of options to purchase 3,125 shares.

Loans To Directors And Management

During the second quarter of 2000, the directors initiated a program to encourage additional direct stock ownership by senior management of the Company.  The Company offered loans to a number of key managers and directors for the purpose of purchasing shares in the open market.  Each loan is a personal obligation of the borrower, and is evidenced by a promissory note.  The interest rate on the notes is prime less one and one-half percent.  The notes have a maximum term of three years, and contain provisions for early repayment.  This program has ceased, and the Company has not since July 30, 2002, and will not, materially modify or extend the existing loans.  As of February 28, 2003, the following amounts are outstanding under this program to current officers and directors:

Name	Position	February 28, 2003 Balance	Highest amount Outstanding During 2002
William Coleman	Director	$338,750	$337,375
John Gutfreund	Director	310,787	309,529
Joseph Dzialo	President and Chief Operating Officer	325,000	323,625

		$974,537	$970,529

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors of the Company has furnished the following report on executive compensation:

Overview and Philosophy

The Compensation Committee of the Board of Directors consists of two non-employee directors of the Company.  No member of the Compensation Committee has any insider or interlocking relationship with the Company, as these terms are defined in applicable rules and regulations of the Securities and Exchange Commission.  The Compensation Committee is responsible for developing and recommending the Company's executive compensation principles, policies and programs to the Board of Directors.  In addition, the Compensation Committee recommends to the Board of Directors on an annual basis the compensation to be paid to the Chief Executive Officer and, with advice from the Chief Executive Officer, determines the amount paid to each of the other executive officers of the Company, including the named executives.

The Company's compensation programs are designed to provide its executive officers with market-competitive salaries and the opportunity to earn incentive compensation related to performance expectations identified by the Board.  The objectives of the Company's executive compensation program as developed by the Compensation Committee are to:

•

Provide a direct link between executive officer compensation and the interests of the Company's stockholders by making a significant portion of executive officer compensation dependent upon the financial performance of the Company.

•

Support the achievement of the Company's annual and long-term goals and objectives as determined annually by the Board.

•

Establish base salaries targeted at a median level for comparable positions within a comparison group of companies, with incentive opportunities designed to pay total compensation well above average for outstanding Company performance.

•

Provide opportunities for equity ownership based on competitive levels, corporate/segment performance, share price performance, and share dilution considerations.

•

Achieve and maintain stock ownership within the executive officer group.

•

Provide compensation plans and arrangements that encourage the retention of better-performing executives.

The compensation of executive officers of the Company includes (i) base salary, (ii) annual incentive cash bonuses, and (iii) long-term incentive compensation currently in the form of stock options.  Bonuses and stock options (collectively, "Incentive Compensation") represent a significant portion of an executive officer's potential annual compensation. In general, the proportion of an executive officer's compensation that is Incentive Compensation increases with the level of responsibility of the officer.  Executive officers also receive various benefits generally available to all employees of the Company, such as 401(k) and medical plans.

Base Salaries

The Compensation Committee seeks to set base salaries for the Company's executive officers at levels which are competitive with median levels for executives with similar roles and responsibilities at similar-sized emerging companies.  In setting annual salaries for individuals, the Compensation Committee first considers the compensation paid for similar positions at similar-sized emerging companies and the executive's experience, level and scope of responsibility as a benchmark forecast.  It then considers individual performance of the executive measured against expectations in developing its salary increase recommendations.

Annual Incentive Bonuses

Because the Company competes in an emerging business category, the nature of which is constantly evolving, the Compensation Committee has chosen not to adopt a regimented, systematic approach to performance-based compensation.  Instead, the Committee attempts to exercise its judgement on a case-by-case basis, considering all aspects of each executive's efforts and contribution and the recommendations of the Company's Chairman and Chief Executive Officer.  It was on this basis that the bonuses referenced in the Summary Compensation Table were granted.

Option Grants

The Company's stock incentive plans authorize the Compensation Committee to award stock options and restricted stock to executive officers and other key employees.  Stock option grants are designed to align the long-term interests of the Company's key employees with those of its shareholders by directly linking compensation to shareholder interest, as well as enabling key employees to develop and maintain significant long-term equity ownership positions.

The number of options granted to an executive officer is a function of the executive's level of responsibility.  Variance from these numbers is based upon the Compensation Committee's reasoned expectation of the executive's future contribution to the Company.  Generally, the Compensation Committee grants non-statutory options during each fiscal year at an exercise price equal to fair market value of Company common stock on the date of grant.  The Compensation Committee recommended option grants for 2002 in accordance with this general practice, as indicated in the Summary Compensation Table.

William O. Coleman

John H. Gutfreund

FINANCIAL PERFORMANCE

The following graph summarizes the cumulative return on $100 invested in our common stock since December 31, 1997, compared to the S&P 500 Stock Index, a selected group of four of our direct competitors, and the Nasdaq HealthServices Stocks Index. This comparison was compiled by the Center for Research in Security Prices at the University of Chicago. The peer group of competitors consists of Laser Vision Centers, Inc.; TLC Vision Corporation; Prime Medical Services Inc.; and NovaMed Eyecare, Inc. In the future we will no longer utilize this peer group since two of the four companies have now merged with one another, one of them has discontinued its refractive laser surgery business, and the other has greatly de-emphasized its laser refractive surgery business; we no longer consider these companies to be comparable to LCA-Vision Inc.

[PERFORMANCE GRAPH ATTACHED IN PDF FORMAT]

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SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and notes set forth certain information with respect to the beneficial ownership of our common stock as of February 28, 2003, for the following:

•

Each of our directors and executive officers

•

All directors and executive officers as a group, and

•

Each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock.

SEC rules provide that if an individual or group has a right to acquire shares of common stock pursuant to the exercise of options or warrants within 60 days of the effective date of this schedule, then the shares are deemed to be outstanding for purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown on the table.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Ownership(1)	Percent of Class
Stephen N. Joffe, M.D., Chairman &
Chief Executive Officer	Common Stock	3,386,412 (2)	31.5%

Sandra F.W. Joffe, Secretary
8750 Red Fox Lane
Cincinnati, OH 45243

William O. Coleman	Common Stock	71,313 (3)	0.7%
Director

John H. Gutfreund	Common Stock	70,563 (4)	0.7%
Director

John C. Hassan	Common Stock	15,313 (5)	0.1%
Director

Joseph B. Dzialo	Common Stock	116,625(6)	1.1%
President & Chief Operating Officer

Alan H. Buckey	Common Stock	88,750(7)	0.8%
Executive Vice President & Chief Financial Officer

All directors and executive officers	Common Stock	3,748,976(8)	34.9%
as a group (7 persons)

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(1)

The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in other footnotes to this table.

(2)

Stephen N. Joffe and Sandra F.W. Joffe are married to one another and each is therefore deemed to be the beneficial owner of all shares owned by the other.  The total shown consists of 1,663,257 shares of common stock held in a Grantor Retained Annuity Trust dated December 31, 2002; 743,940 shares of common stock owned of record by Mr. Joffe; 624,585 shares of common stock held in spouse’s Grantor Retained Annuity Trust dated December 31, 2002; 257,543 shares of common stock held in a Grantor Retained Annuity Trust dated December 31, 2001; 96,713 shares of common stock held by spouse’s Grantor Retained Annuity Trust dated December 31, 2001; 187 shares of common stock owned jointly with spouse; and 187 shares of common stock issuable to Mrs. Joffe upon exercise of stock options.

(3)

Includes 62,750 shares owned of record by Mr. Coleman; 500 shares held in trust for the benefit of certain family members, and 8,063 shares issuable to Mr. Coleman upon the exercise of certain unexercised stock options.

(4)

Includes 62,500 shares owned of record by Mr. Gutfreund and 8,063 shares issuable to Mr. Gutfreund upon the exercise of certain unexercised outstanding stock options.

(5)

Includes 7,250 shares owned of record by Mr. Hassan and 8,063 shares issuable to Mr. Hassan upon the exercise of certain unexercised stock options.

(6)

Includes 29,125 shares owned of record by Mr. Dzialo and 87,500 shares issuable to Mr. Dzialo upon the exercise of certain unexercised stock options.

(7)

Includes 50,000 shares owned in a trust for the benefit of family members and 38,750 shares issuable to Mr. Buckey upon the exercise of certain unexercised outstanding stock options.

(8)

Consists of 3,598,350 shares owned of record directly or indirectly by such persons and 150,626 shares issuable upon the exercise of stock options held directly or indirectly by such persons.

CERTAIN TRANSACTIONS

Our principal shareholder is the majority stockholder of an inactive ambulatory surgical center.  Prior to January 1, 2000 the Company had made loans to the shareholder and had advanced funds to the surgery center.  At January 1, 2001 the note receivable from the shareholder and the receivable from the affiliated company, net of allowance for doubtful accounts, was $317,000.

During 2000, the Company acquired equipment from the Surgery Center for use in performing the surgical reversal of presbyopia in the amount of $17,000.  The Surgery Center’s indebtedness to LCA-Vision was reduced by the proceeds paid to LCA-Vision Inc.  The allowance for doubtful accounts was increased by $110,000 in 2000 to reduce the combined note receivable from shareholder and the receivable from affiliated company to $190,000 at December 31, 2000.

During 2001, the remaining assets of the Surgery Center were sold for $138,000 and the proceeds were paid to LCA-Vision Inc.  Additional reserves for doubtful accounts were allocated to the remaining balance in notes receivable so that at December 31, 2001 there were no outstanding notes receivable from the shareholder or the affiliated company.

The Company’s majority shareholder also owns Columbus Eye Associates, an Ohio professional corporation.  LCA-Vision Inc. contracts with Columbus Eye Associates for professional services of surgeons and optometrists in North Carolina and Virginia.   Patient fees are paid to Columbus Eye Associates which in turn pays a facility fee to LCA-Vision Inc.   Columbus Eye Associates was inactive until January 1, 2002.  It will be operated at breakeven, and the shareholders will not receive any compensation from Columbus Eye Associates.

In January, 2002, the Company and certain directors and then officers of the Company purchased 1,632,881 shares of common stock of the Company from Summit Autonomous Inc., a subsidiary of ALCON Holdings Inc. for an aggregate price of $4,898,644.50.  At the time of the transaction Summit Autonomous Inc. was a beneficial owner of more than 10% of the Company's outstanding common stock.  Mr. Gutfreund and Mr. Hassan, current directors of the Company, purchased 25,000 and 6,250 shares, respectively.  Dr. Joffe, Mr. Dzialo and Mr. Buckey, executive officers of the Company, purchased 743,940, 6,250 and 25,000 shares, respectively, and the Company purchased 816,440 shares of the common stock sold for an aggregate price of $2,449,322.25.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During 2002, the Form 4 for the Stephen N. Joffe Grantor Retained Annuity Trust, dated December 31, 2001, at the time a beneficial owner of more than 10% of the Company's outstanding common stock, reporting a distribution of stock was inadvertently not timely filed.  Additionally, the Forms 5 for Mr. Dzialo and Mr. Buckey, executive officers of the Company, and for Mr. Coleman, Mr. Gutfreund and Mr. Hassan, directors of the Company, reporting a grant of stock options to each in 2002 were inadvertently not timely filed.

REPORT OF AUDIT COMMITTEE

In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board (“Audit Committee”) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.  During 2002, the Audit Committee met four times and discussed the interim financial information contained in each quarterly Form 10-Q with the Chief Financial Officer and independent auditors prior to the filing of the Company’s Form 10-Q.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without Management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2002, with Management and the independent auditors.  Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with Management and the independent auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

William O. Coleman

John H. Gutfreund

John C. Hassan

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INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young served as the Company's independent accountants for the year ended December 31, 2002.  One or more members of Ernst & Young will attend the Annual Meeting with an opportunity to make a statement if they desire to do so and to respond to such questions as may be asked by Stockholders.

Audit fees

The aggregate fees billed for professional services rendered by Ernst & Young for its audit of the Company's annual financial statements for the year ended December 31, 2002 and for its reviews of the unaudited quarterly financial statements contained in the reports on Form 10-Q filed by the Company during that year amounted to $60,000.

Financial Information Systems Design and Implementation Fees

Ernst & Young did not provide any financial systems design or implementation services during the year.

All Other Fees

The aggregate fees billed for all services rendered by Ernst & Young other than the Audit Fees described above, during the year ended December 31, 2002 were $5,250 for audit-related services associated with a company employee benefit plan, $98,485 for tax consulting services, and $7,875 for due diligence assistance.  The Audit Committee did consider whether Ernst & Young’s provision of such non-audit related services was compatible with maintaining the independence of Ernst & Young and concluded that it was compatible with maintaining such independence.

2004 ANNUAL MEETING OF STOCKHOLDERS

In order for any stockholder proposals for the 2004 Annual Meeting of Stockholders to be eligible for inclusion in our proxy statement relating to that meeting to be presented for stockholder action at that meeting, they must be received by our corporate secretary at 7840 Montgomery Road, Cincinnati, Ohio 45236 prior to November 28, 2003.  The form of proxy we distribute with respect to the 2004 Annual Meeting of Stockholders may include discretionary authority to vote on any matter which is presented to the stockholders at the meeting (other than by management) if we do not receive notice of that matter at the above address prior to February 12, 2004.

OTHER MATTERS

We do not know of any other business to be presented to the meeting and do not intend to bring other matters before the meeting.  However, if other matters properly come before the meeting, we intend that the persons named in the accompanying proxy will vote on those matters according to their best judgement in the interests of LCA-Vision.

By Order of the Board of Directors

Sandra F.W. Joffe

Secretary

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PROXY

LCA-VISION INC.

7840 Montgomery Road

Cincinnati, OH  45236

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Stephen N. Joffe and Alan H. Buckey, and each of them with full power of substitution, as proxies to vote as designated below, for and in the name of the undersigned, all shares of stock of LCA-Vision Inc. which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of said Company scheduled to be held May 19, 2003 at 10:00 a.m. at The Queen City Club, 331 East Fourth Street, Cincinnati, Ohio 45202 or at any adjournment or recess thereof.

Please mark X in the appropriate box.  The Board of Directors recommends a FOR vote on each proposal.

1.  ELECTION OF DIRECTORS

□  FOR all nominees listed below

□  WITHHOLD AUTHORITY

   (except as marked to the contrary below)

STEPHEN N. JOFFE, WILLIAM O. COLEMAN, JOHN H. GUTFRUEND and JOHN C. HASSAN

      (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee’s name on the space provided below)

1.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

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(Continued from other side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.  If  no direction is made, this proxy will be voted FOR the election of Directors.

ALL FORMER PROXIES ARE HEREBY REVOKED.

NUMBER OF SHARES _______________

______________________________________________

(Signature of Stockholder)

______________________________________________

(Signature of Stockholder)

(Please sign exactly as your name appears hereon.

All joint owners should sign.  When signing in a

fiduciary capacity or as a corporate officer,

Please give your full title as such)

Dated:  _____________________, 2003

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